Exhibit 99.1

Rego Payment Architectures, Inc. Secures Additional $20 Million Line of Credit

Rego Payment Architectures, Inc, secures additional funding to pave the way for expansion of its Banking-as-a-Platform offering to community and global financial institutions

Rego Payment Architectures Inc.’s patented, privacy-first platform and award winning super app, Mazoola®, is recognized as the first and only COPPA and GDPR certified family mobile wallet.

BLUE BELL, PA, March 16, 2023 (GLOBE NEWSWIRE) – Rego Payment Architectures, Inc. (“REGO”) (OTCQB: RPMT), today announced it has secured a $20 million line of credit (“LOC”) from one its major investors, Mr. James Davison.

Peter S. Pelullo, Chief Executive Officer at REGO, said, “This LOC positions the company to execute our strategic planning activities for 2023. With access to this LOC, the company will have raised approximately $100 million for the development and commercialization of a ‘best-in-breed,’ award winning, COPPA & GDPR compliant mobile wallet and super app. Pressure from Congress and parents to protect the privacy and security of children who use digital products and services continues to mount. Banks and credit unions are now looking to FinTech providers like REGO, who can deliver a unique, one-of-a-kind offering that is COPPA & GDPR compliant, for their family wallet solutions. Based on the reception that we have received from small and large banks, credit institutions, as well as channel providers, we believe REGO is well positioned to achieve our objective of expanding our Banking-as-a-Platform services into the broader financial institutional community, as well as executing our ultimate strategic goal this calendar year.”

REGO is a purpose built, privacy-first platform best known for its award winning COPPA certified super app, Mazoola®. The family-oriented solution provider offers several fintech-for-kids solutions, including MazoolaEnabledSM, a white label version of Mazoola offered to Financial Institutions, and MazoolaPaySM, a buyflow payment button offering children anonymity while purchasing goods online. Built on the same patented, COPPA and GDPR certified technology, both MazoolaEnabled and MazoolaPay ensure a child’s privacy always remains private.

About REGO

REGO is a digital solution that enables children to stay safe in today’s tech-first environment. The REGO Digital Wallet platform, Mazoola®, allows parents and guardians to enable online shopping or digital spending at approved retailers, control what funds are available for which purchases, and reward children or pay allowance via the app. REGO is an innovative financial platform uniquely positioned due to its Children’s Online Privacy Protection Act (COPPA) and General Data Protection Regulation (GDPR) compliance. Visit REGO at regopayments.com.

Safe Harbor Statement

The information in this press release may contain forward-looking statements on REGO’s current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties, and assumptions about REGO that may cause the actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from REGO’s expectations include, but are not limited to: REGO’s ability to raise additional capital, the absence of any material operating history or revenue, REGO’s ability to attract and retain qualified personnel, the ability to develop and introduce a new service and products to the market in a timely manner, market acceptance of REGO’s services and products, REGO’s limited experience in the industry, the ability to successfully develop licensing programs and generate business, rapid technological change in relevant markets, unexpected network interruptions or security breaches, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments, intense competition with larger companies, general economic conditions, and other risks as described by REGO in Item 1.A “Risk Factors” in REGO’s most recent Form 10-K; other risks to which REGO is subject; other factors beyond REGO’s control.

All subsequent written and oral forward-looking statements attributable to REGO, or persons acting on REGO’s behalf, are expressly qualified in their entirety by the foregoing. REGO has no obligation to and does not undertake to update, revise, or correct any of these forward-looking statements after the date of this report.

Media Contact:

Joseph Toczydlowski

REGO Payment Architectures, Inc.
325 Sentry Parkway, Suite 200
Blue Bell, PA 19422
pr@regopayments.com
(o) 267-465-7530